Exhibit 99.2

March 2, 2011

Mayfair Announces Strategic Acquisition,  Zimbabwe

Mayfair Mining & Minerals, Inc., (the”Company”)  (MFMM – Pinks, M1M Frankfurt) is pleased to announce that it has agreed to acquire Southern Central Private Equity (Private) Limited (SCPE) in a share exchange transaction. The total consideration for the acquisition is a total of 300,000 restricted common shares of Mayfair Mining & Minerals, Inc., to be distributed on a pro-rata basis to the existing shareholders of SCPE. The Company intends to retain existing management of SCPE, post-acquisition.

SCPE is an investment company based in Harare which has been established to make investments in companies in Zimbabwe - where opportunities currently exist to acquire and build value, through its wholly-owned subsidiary –  SouthernCentral Capital Limited (“SCC”). The companies targeted for investment by SCC are predominantly those with the potential to provide its shareholders enhanced rates of capital appreciation in the medium to long term, given sufficient funding.

The rationale behind this acquisition for Mayfair is the ease of the establishment of a presence and business  office in Harare, staffed by highly-experienced corporate financiers who are well-connected to the business community of the SADC region. Through their relationship with Mayfair, a company which has access to the international capital markets in Europe and the US, SCPE is also positioned within their financial community to offer their services to businesses requiring liquidity and access to the financial markets, as well as stock exchange expertise. It is hoped that this business combination will enable both parties to capitalise on the significant commercial opportunities currently available in Zimbabwe within the coming months. The business plan outlining how the combined entity will finance and capitalise on these opportunities is under preparation and will be available to interested parties shortly.

SCPE is managed by professionals with extensive experience in banking, corporate finance and mergers and acquisitions in Zimbabwe and the SADC region. The members of the Board of SCPE are familiar with and understand the business landscape and the risks and opportunities available in the current economic environment.

Zimbabwe, after years of economic and political turmoil, has seen the ushering in of a new dispensation with the signing of a Global Political Agreement (GPA) that has been instrumental in establishing the Government of National Unity (GNU). This move has resulted in the stabilisation of the country on the socio-political and economic front, as various policies have now been introduced that produce a favourable business environment. These policies include the “dollarization” of the economy and the relaxation of exchange controls, allowing market forces to prevail. This has resulted in the reduction of inflation to single digits, where previously it had reached levels as high as 200 billion percent by some measures, and the recording of GDP growth for the first time, after years of continuous decline. These changes have resulted in the recovery of industrial capacity. Significant positive gains in the economy of the country have already been noted and this recovery continues positively.

The Company has made the decision to enter this market at this time based on what it believes to be substantial discounts afforded to asset values across all sectors of the commercial sector, including mining. These are available due primarily to a lack of financial liquidity, but also to the lingering uncertainty over the short and long-term future of the present government structure and the well-publicised government indecision concerning the implementation and scale of the indigenisation and economic empowerment law proposals, which are currently under review and debate within Parliament.

SCPE is staffed by individuals who, the Company believes, possess the ability to add value to the activities of the Company through the generation of deal flow, capital raising and industry sector expertise. Chai Musoni is the founder and Chief Executive designate of SCPE.  He has over 15 years of experience in corporate finance and banking and has been involved in numerous transactions of varying nature, including IPO’s, mergers and acquisitions, capital raisings and corporate restructurings in Zimbabwe and the region. Prior to forming SCPE, he was the Managing Director of Imara Corporate Finance before joining Securities Africa as the Managing Director of the Corporate Finance and Advisory Unit, both based in Zimbabwe. Prior to this, he held various senior positions in the banking sector and in commerce and industry. His career background is accounting, having trained with Coopers and Lybrand before moving to PricewaterhouseCoopers. He has travelled extensively on the African continent and has gained valuable business contacts and obtained insight into the business environments of many African nations. Chai holds an MBA from The Henley Management College of the UK and is a resident of Harare.

Clive de Larrabeiti, President of Mayfair, commented – “ We are excited to become one of the first junior mining companies to establish a subsidiary in Zimbabwe, a country of extreme opportunities. Through our timely acquisition of Southern Central Private Equity and its highly experienced management team we expect to focus on the key areas of investment in this emerging economy, with our primary focus on mining. Through Mayfair, we are particularly pleased to avail SCPE access to the international financial markets as, in our opinion, one of the key elements to the continuing recovery of the economy in Zimbabwe is foreign direct investment.”

On behalf of the Board of Directors,

Clive de Larrabeiti
President

Contact – info@mayfair-mining.com

SAFE HARBOR STATEMENT

This Corporate Overview may include forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the Company’s analysis of opportunities in the acquisition and development of various mining project interests and certain other matters. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements contained herein. Forward-looking statements involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends" and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in this business plan. Such risks include, but are not limited to terrorist activities that may affect our business or the economy in general; lack of success in mining activities; the prices of metals and gemstones; lack of funds to conduct mining activities; increase in costs of production, and similar risks. For further information about the Company, please refer to its materials filed with the Securities and Exchange Commission and available on the SEC website at www.sec.gov